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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                        AUGUST 25, 1998 (AUGUST 19, 1998)



                       NORWOOD PROMOTIONAL PRODUCTS, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     TEXAS               0-21800                74-2553074
     -----               -------                ----------
(STATE OR OTHER      (COMMISSION FILE          (IRS EMPLOYER
JURISDICTION OF           NUMBER)           IDENTIFICATION NO.)
INCORPORATION)



                         106 E. SIXTH STREET, SUITE 300
                               AUSTIN, TEXAS 78701
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (512) 476-7100




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ITEM 5.  OTHER EVENTS.

                  On August 19, 1998, the shareholders of Norwood Promotional Products, Inc. (the "Company") approved and adopted the Agreement and Plan of Merger, dated March 15, 1998, as amended (the "Merger Agreement"), by and between the Company and FPK, LLC, a Delaware limited liability company ("LLC"), that was formed by Frank P. Krasovec, the Company's Chairman and Chief Executive Officer.

                  Under the Merger Agreement, a wholly-owned subsidiary of LLC will merge (the "Merger") with and into the Company. At the effective time of the Merger, each share of the Company's common stock (other than shares held by management and certain other shareholders) will be converted into the right to receive $20.70 in cash. The Merger will become effective approximately one business day after the satisfaction or waiver of the remaining conditions to the Merger set forth in the Merger Agreement, including the consummation of the financing for the transaction. The Company currently expects that the Merger will be effective in mid-September 1998.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: August 25, 1998                 NORWOOD PROMOTIONAL PRODUCTS, INC.


                                             By:      /s/ JAMES P. GUNNING, JR.
                                                -------------------------------
                                             Name:    James P. Gunning, Jr.
                                             Title:   Secretary, Treasurer and
                                                      Chief Financial Officer